HOLLYER BRADY SMITH & HINES LLP
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                                                  October 25, 2002



To the Trustees of Capital Cash Management Trust

     We consent to the incorporation by reference into post-effective amendment No. 44 under the 1933 Act and No. 27 under the 1940 Act of our opinion dated August 16, 1999.


                                            Hollyer Brady Smith & Hines LLP

                                            /s/ William L.D. Barrett

                                            by__________________________
                                                    Partner